                          SCHEDULE 14A (Amendment No. 1)
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [x]
Filed by party other than the registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement      [ ] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6 (e) (2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12


                              ROUGE STEEL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ROUGE STEEL COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):


    [X]  No fee required

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and
0-11.

    (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5)  Total fee paid:

--------------------------------------------------------------------------------

    [ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount previously paid:

--------------------------------------------------------------------------------

    (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3)  Filing party:

--------------------------------------------------------------------------------

    (4)  Date filed:

--------------------------------------------------------------------------------

                              ROUGE STEEL COMPANY
                                3001 MILLER ROAD
                            DEARBORN, MICHIGAN 48121

                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997
                               ------------------

TO THE STOCKHOLDERS OF
  ROUGE STEEL COMPANY:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Rouge Steel Company (the "Company") will be held at the Gate 2 Training Center, Rouge Steel Company, Dearborn, Michigan 48121, on Thursday, May 8, 1997 at 10:00 A.M. for the following purposes:

       1. To elect two (2) members of the Board of Directors to serve until the 2000 annual meeting of stockholders or until their successors have been duly elected and shall have qualified;


       2. To consider and act upon a proposal to (A) (i) amend Section 1 of Article Seventh of the Company's Restated Certificate of Incorporation (the "Certificate") to change the required number of directors of the Company from nine to not less than six and not more than nine and (ii) amend the Certificate to delete the provision contained in Section 5 of Article Seventh requiring approval of 80% of the Board of Directors to amend Sections 2.02, 2.03, 2.07, 2.14, 2.15 and 14.01 of the
                  Company's Amended and Restated By-Laws and (B) to amend and restate the Certificate to delete the provision contained in Article Ninth requiring 80% of the combined voting power of the Company's outstanding common stock to amend Section 7 of Article Fourth, Section 4 of Article Seventh and Article Ninth of the Certificate;


       3. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

       4. To consider and act upon such other business as may properly come before the Annual Meeting.

       Only stockholders of record of each of the classes of the Company's common stock at the close of business on March 14, 1997 will be entitled to vote at the Annual Meeting.


       PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.


                                          By Order of the Board of Directors,

                                          MICHAEL A. WEISS
                                          Secretary

Dated: April 8, 1997

                              ROUGE STEEL COMPANY
                                3001 MILLER ROAD
                            DEARBORN, MICHIGAN 48121

                               ------------------
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997
--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------


     This Proxy Statement is being mailed to the stockholders of ROUGE STEEL COMPANY (the "Company") on or about April 8, 1997 in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Gate 2 Training Center, Rouge Steel Company, Dearborn, Michigan 48121, on Thursday, May 8, 1997 at 10:00 A.M. The Meeting has been called for the following purposes: (1) to elect two (2) Class III directors to serve as directors until the 2000 annual meeting of stockholders; (2) to consider and act upon a proposal to amend and restate the Restated Certificate of Incorporation (the "Certificate") of the Company; (3) to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and (4) to consider and act upon such other business as may properly come before the Meeting. The amendments to and restatement of the Certificate would change the required number of board members, permit a majority of the members of the Board of Directors to amend, alter or repeal the Amended and Restated By-Laws of the Company (the "By-Laws") and permit 66 2/3% of the combined voting power of the Company's outstanding common stock to approve all amendments to the Certificate.



                           PROXIES AND VOTING RIGHTS

--------------------------------------------------------------------------------

     The voting securities of the Company outstanding on March 14, 1997 consisted of 14,356,117 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock"), each entitling the holder thereof to one vote per share, and 7,562,400 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), each entitling the holder thereof to 2.5 votes per share. Only stockholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the voting interest of the outstanding shares of Common Stock entitled to vote is required to be present in person or by proxy to constitute a quorum and permit the Meeting to be held.

     The enclosed proxy is being solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by a proxy. When the enclosed proxy is properly signed, dated and returned, the shares represented by such proxy will be voted by the persons named as proxies in accordance with the stockholder's directions. Except as otherwise specified in the proxy, shares will be voted for the proposal to amend and restate the Certificate, for the election of the nominees for Class III director named herein, for the election of Price Waterhouse LLP as independent accountants for 1997 and for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the proxy. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of the Company or by voting in person at the Meeting. All classes of Common Stock will vote together as a single class on all matters presented for consideration at the Meeting. The amendment of the

Certificate to change the required number of directors of the Company from nine to not less than six and not more than nine and to delete the provision contained in Section 5 of Article Seventh requiring approval of 80% of the Board of Directors to amend certain provisions of the By-Laws requires the affirmative vote of 66 2/3% of the combined voting power of the outstanding shares of Common Stock of the Company. The amendment and restatement of the Certificate to delete the provision contained in Article Ninth requiring 80% of the combined voting power of the Company's outstanding Common Stock to amend certain provisions of the Certificate requires the affirmative vote of the holders of 80% or more of the combined voting power of the outstanding shares of Common Stock of the Company. Directors are elected by a plurality, and independent accountants by a majority, of the votes of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will be counted as voting those shares against the proposal to amend and restate the Certificate, however, abstentions and broker non-votes will not be counted in determining the number of shares voted for or against any nominee for director, the approval of the selection of independent accountants or any other voting matter. They are, however, counted in determining the presence of a quorum. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions will have authority to vote on all proposals described in this Proxy Statement.


                               SECURITY OWNERSHIP
--------------------------------------------------------------------------------


     The following table sets forth, as of December 31, 1996, information concerning ownership of the Common Stock outstanding by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director and nominee for election as a director, (iii) each of the five most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, (a) each stockholder has sole voting power and sole dispositive power with respect to the indicated shares and (b) the address of each such person is c/o Rouge Steel Company, 3001 Miller Road, P.O. Box 1699, Dearborn, Michigan 48121-1699.



                                                              SHARES OF
                                                             COMMON STOCK                    PERCENT OF
             DIRECTORS, EXECUTIVE OFFICERS                   BENEFICIALLY                   TOTAL VOTING
                  AND 5% STOCKHOLDERS                           OWNED          PERCENT(1)      STOCK
             -----------------------------                   ------------      ----------   ------------
Carl L. Valdiserri(2)(3)(4)(9)..........................      7,384,264           33.7%         54.4%
Worthington Industries, Inc.(3)(5)......................      5,999,600           27.4          19.9
  1205 Dearborn Drive
  Columbus, Ohio 43085
Pioneering Management Corporation(6)....................      2,099,800            9.6           6.3
  60 State Street
  Boston, Massachusetts 02109
Wellington Management Company(6)........................      1,395,300            6.4           4.2
  75 State Street
  Boston, Massachusetts 02109
Louis D. Camino(4)(7)...................................        210,829            1.0             *
Gary P. Latendresse(4)(7)...............................        112,763              *             *
Dennis T. Crosby(4)(7)..................................         30,318              *             *
William E. Hornberger(4)(7).............................         71,090              *             *
Dominick C. Fanello.....................................            167              *             *
John E. Lobbia(8).......................................          7,125              *             *
Peter J. Pestillo(10)...................................          5,000              *             *
Clayton P. Shannon(8)...................................          7,125              *             *
All Directors and Executive Officers as a Group (13
  persons)(4)(7)(8).....................................      7,953,322           36.2%         56.1%


-------------------------
  *  Less than one percent.

 (1) Based on 21,903,536 total outstanding shares of Common Stock on December 31, 1996.


 (2) Mr. Valdiserri owns 7,140,400 shares of Class B Common Stock, which constitute 94.4% of the issued and outstanding shares of Class B Common Stock, and 243,864 shares of Class A Common Stock. Under the Certificate, the Class A Common Stock and the Class B Common Stock are entitled to the same rights and preferences, except with respect to voting power; the Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to 2.5 votes per share. Pursuant to the voting arrangement contemplated in the Amended and Restated Stockholders Agreement (as defined under "Certain Transactions -- The Amended and Restated Stockholders Agreement"), Mr. Valdiserri may be deemed to be the beneficial owner (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of all shares of Common Stock owned of record by Worthington Industries, Inc. ("Worthington"). Mr. Valdiserri disclaims such beneficial ownership. See "Certain Transactions -- The Amended and Restated Stockholders Agreement."


 (3) The shares of Class B Common Stock are convertible into shares of Class A Common Stock (i) at any time in the discretion of the holder of such shares of Class B Common Stock or (ii) automatically upon the transfer of shares of Class B Common Stock to other than certain permitted transferees. The Certificate provides that upon death or permanent disability of Mr. Valdiserri or voluntary retirement of Mr. Valdiserri as Chairman of the Board of Directors of the Company, Mr. Valdiserri's shares of Class B Common Stock will automatically be converted into an equal number of shares of Class A Common Stock. The conversion rate is one share of Class A Common Stock for each share of Class B Common Stock and is subject to adjustment in certain circumstances. Accordingly, as adjusted to reflect the conversion of such Class B Common Stock, Mr. Valdiserri owns beneficially (as that term is defined in Rule 13d-3 under the Exchange Act) 7,384,264 shares of Class A Common Stock, representing approximately 34% of the 21,481,536 as adjusted shares of Class A Common Stock outstanding. However, if Worthington's 422,000 shares of Class B Common Stock are converted to Class A Common Stock, then, as adjusted to reflect such conversion, Mr. Valdiserri owns beneficially (as that term is defined in Rule 13d-3 under the Exchange Act) 7,384,264 shares of Class A Common Stock, representing approximately 34% of the 21,903,536 as adjusted shares of Class A Common Stock outstanding.

 (4) The figures shown include shares of Class A Common Stock allocated to the accounts of participants under the Rouge Steel Company Savings Plan for Salaried Employees (the "Savings Plan"). Shares of Class A Common Stock acquired by the Trustee, Putnam Fiduciary Trust Company, for purposes of the Savings Plan are allocated to the accounts of participants as of the end of each month. Participants are entitled to provide instructions as to the voting of the shares allocated to their accounts. Shares credited to the accounts of participants who do not provide voting instructions are voted proportionately in the same manner as the Trustee votes the aggregate of all shares of Common Stock with respect to which the Trustee has received voting instructions from participants.


 (5) In 1996, Worthington converted 878,000 shares of Class B Common Stock into 878,000 shares of Class A Common Stock. As a result, Worthington directly owns 422,000 shares of Class B Common Stock, which constitute 6% of the issued and outstanding shares of Class B Common Stock, and 5,577,600 shares of Class A Common Stock, which constitute approximately 26% of the 21,481,536 shares of Class A Common Stock outstanding as adjusted to reflect the automatic conversion of Mr. Valdiserri's shares of Class B Common Stock into shares of Class A Common Stock upon his death, permanent disability or voluntary retirement as Chairman of the Board of Directors of the Company. Pursuant to the voting arrangement in the Amended and Restated Stockholders Agreement, Worthington may be deemed to be the beneficial owner (as that term is defined in Rule 13d-3 of the Exchange Act) of all shares of Class B Common Stock owned of record by Mr. Valdiserri. Worthington disclaims such beneficial ownership. See "Certain Transactions -- The Amended and Restated Stockholders Agreement."


 (6) The information shown is derived from information set forth in the latest statements filed by Pioneering Management Corporation and Wellington Management Company with the Securities and Exchange Commission with respect to their ownership of Class A Common Stock.


 (7) The shares indicated include 9,750, 6,750, 4,500 and 5,000 shares of Class A Common Stock that may be acquired by Messrs. Camino, Latendresse, Crosby and Hornberger, respectively, upon the exercise of stock options granted under the Rouge Steel Company Stock Incentive Plan (the "Stock Incentive Plan").



 (8) The shares indicated include 2,875 and 2,375 shares of Class A Common Stock that may be acquired by Messrs. Lobbia and Shannon, respectively, upon the exercise of stock options granted under the Rouge Steel Company Outside Director Equity Plan (the "ODEP").


 (9) Mr. Valdiserri did not receive any stock options under the Stock Incentive Plan in 1995 or 1996.

(10) Mr. Pestillo has requested that he be excluded from participation in the ODEP and as a result he did not receive any stock options under the ODEP.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

ELECTION OF DIRECTORS


     The Company's Certificate provides that the directors shall be divided into three classes: Class I, Class II and Class III, each class to consist, as nearly as may be possible, of one third of the whole number of the Board of Directors. At each annual meeting, the directors elected to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third annual meeting of stockholders after their election or until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.



     Pursuant to the provisions of the Amended and Restated By-Laws of the Company (the "By-Laws"), the number of directors constituting the board is not less than six and not more than nine. However, pursuant to the Certificate, the number of directors constituting the board is presently nine. As a result of this inconsistency, one of the proposals in this Proxy Statement is to amend the Certificate to conform to the provisions contained in the By-Laws.


     The current Class III directors are nominees for election this year for a three-year term expiring at the 2000 annual meeting of stockholders. Both of the nominees and all of the continuing Class I and Class II directors have previously been elected by the stockholders, with the exception of Mr. Dominick
C. Fanello, who was appointed to fill the Class II vacancy created by the resignation of Mr. Pete A. Klisares. Of the seven present directors, three are current officers of the Company. The Nominating Committee may decide to seek a third Class I director and a third Class III director, but the Company does not anticipate that these directors will be selected prior to the Meeting. If any nominee shall be unable to serve, proxies may be voted for another person designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee selected by the Board of Directors.


     To be eligible for election as directors, persons nominated other than by the Board of Directors must be nominated in accordance with the procedures set forth in the By-Laws. Those procedures require that written notice of the nomination be received by the Secretary 90 days prior to the date of the annual meeting of stockholders which contains certain information regarding the person or persons to be nominated and the stockholder giving such notice.


     Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below to serve as directors of the Company until the 2000 annual meeting of stockholders of the Company or until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting.

     Set forth below is information with respect to each nominee and each continuing director.

NOMINEES FOR CLASS III DIRECTORS -- TERMS EXPIRE IN 2000

                                                 PRINCIPAL OCCUPATION
                                               FOR THE PAST FIVE YEARS                   FIRST YEAR
           NAME AND AGE                    AND CURRENT PUBLIC DIRECTORSHIPS           BECAME A DIRECTOR
----------------------------------  ----------------------------------------------    -----------------
Carl L. Valdiserri (60)...........  Mr. Valdiserri has been Chairman and Chief              1989
                                    Executive Officer of the Company since 1989.
                                    From 1987 until 1989 he was an independent
                                    consultant regarding the steel industry,
                                    principally to The Chase Manhattan Bank, N.A.
                                    From 1982 until 1987, Mr. Valdiserri was
                                    Executive Vice President of Weirton Steel
                                    Corporation. Mr. Valdiserri joined the Weirton
                                    Division of National Steel Corporation in
                                    1978. He was Chief Engineer in the Great Lakes
                                    Division of National Steel Corporation from
                                    1973 to 1978 and held various other
                                    engineering positions from 1964 to 1972. He
                                    began his career with Wheeling-Pittsburgh
                                    Steel Corporation in 1958. Mr. Valdiserri has
                                    38 years of experience in the steel
                                    manufacturing industry. Mr. Valdiserri is also
                                    a director of Champion Enterprises, Inc.
Clayton P. Shannon (62)...........  Mr. Shannon was Senior Vice President, Finance          1990
                                    and Chief Financial Officer at Calgon Carbon
                                    Corporation until his retirement on October 1,
                                    1995. Prior to joining Calgon Carbon in 1985,
                                    Mr. Shannon served as Treasurer of National
                                    Intergroup, Inc., the former parent company of
                                    National Steel Corporation.

CONTINUING CLASS I DIRECTORS -- TERMS EXPIRE IN 1998


                                                 PRINCIPAL OCCUPATION
                                               FOR THE PAST FIVE YEARS                   FIRST YEAR
           NAME AND AGE                    AND CURRENT PUBLIC DIRECTORSHIPS           BECAME A DIRECTOR
----------------------------------  ----------------------------------------------    -----------------
Louis D. Camino (59)..............  Mr. Camino has served as President and Chief            1990
                                    Operating Officer of the Company since 1990.
                                    Mr. Camino was Vice President of Operations
                                    for Acme Steel Company from 1986 to 1990. Mr.
                                    Camino began his career with Jones and
                                    Laughlin Steel Corporation as a supervisor in
                                    1960 and has 36 years of experience in the
                                    steel manufacturing industry.
Peter J. Pestillo (59)............  Mr. Pestillo is Executive Vice President,               1990
                                    Corporate Relations at Ford Motor Company. Mr.
                                    Pestillo joined Ford in 1980 and his
                                    responsibilities since that time have included
                                    employee and labor relations and governmental
                                    affairs. Mr. Pestillo represents Ford as a
                                    director of Park Ridge Corporation, the parent
                                    of Hertz Corporation.

CONTINUING CLASS II DIRECTORS -- TERMS TO EXPIRE IN 1999


                                                 PRINCIPAL OCCUPATION
                                               FOR THE PAST FIVE YEARS                   FIRST YEAR
           NAME AND AGE                    AND CURRENT PUBLIC DIRECTORSHIPS           BECAME A DIRECTOR
----------------------------------  ----------------------------------------------    -----------------
Gary P. Latendresse (53)..........  Mr. Latendresse has been Vice President and             1992
                                    Chief Financial Officer of the Company since
                                    1992. He was Vice President, Finance and
                                    Controller from 1987 until 1992. Mr.
                                    Latendresse has held various financial
                                    positions with the Company and Ford Motor
                                    Company for the past 28 years. Mr. Latendresse
                                    has 28 years of experience in the steel
                                    manufacturing industry. Mr. Latendresse is
                                    also the Treasurer and Assistant Secretary of
                                    the Company.
Dominick C. Fanello (75)..........  Mr. Fanello was appointed to the Board on               1996
                                    September 26, 1996 to fill the vacancy created
                                    by Mr. Klisares' resignation. Mr. Fanello has
                                    been a director of Shiloh Industries, Inc.
                                    since 1992 and currently serves as Vice
                                    Chairman. Mr. Fanello was the founder of
                                    Shiloh Corporation in 1954 and has held
                                    various executive positions with Shiloh
                                    Corporation and Shiloh Industries, Inc. for
                                    the past 43 years. Mr. Fanello resigned his
                                    position as the Chief Executive Officer and
                                    Chairman of the Board of Shiloh Industries,
                                    Inc. in 1995 and 1996, respectively. Mr.
                                    Fanello also serves as a director of Park
                                    National Bank (Newark, Ohio).
John E. Lobbia (55)...............  Mr. Lobbia has been Chairman and Chief                  1990
                                    Executive Officer at DTE Energy Company,
                                    formerly known as Detroit Edison Company,
                                    since January 1996. Mr. Lobbia served as
                                    Chairman and Chief Executive Officer of
                                    Detroit Edison Company from March 1994 to
                                    January 1996, as Chairman, President and Chief
                                    Executive Officer from 1990 to February 1994,
                                    and as President and Chief Operating Officer
                                    from 1988 to 1990. Mr. Lobbia has worked
                                    directly with many of the Detroit area's
                                    industrial concerns and has, during his
                                    career, had extensive experience with steel
                                    manufacturing customers at DTE Energy. Mr.
                                    Lobbia has also been a director of NBD Bank,
                                    N.A. since July 1988.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES

     The Board of Directors met or took action by unanimous written consent on seven occasions during the fiscal year ended December 31, 1996. There are five committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Employee Indemnification Committee. The members of the Executive Committee are Carl L. Valdiserri (Chairman), John E. Lobbia and Peter J. Pestillo. The Executive Committee took action by unanimous written consent once during the fiscal year ended December 31, 1996. The Executive Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company, except as limited by law. The members of the Audit Committee are Clayton P. Shannon (Chairman), Dominick C. Fanello and John E. Lobbia. The Audit Committee met on two occasions during the fiscal year ended December 31, 1996. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the Company's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them and reviews related party transactions and certain other matters. The members of the Compensation Committee are John E. Lobbia (Chairman), Dominick C. Fanello and Peter J. Pestillo. The Compensation Committee met or took action by unanimous written consent on three occasions during the fiscal year ended December 31, 1996. The Compensation Committee establishes general compensation policies and reviews and determines salaries and incentive compensation for executive officers of the Company. The members of the Nominating Committee are Carl L. Valdiserri (Chairman), Peter J. Pestillo and Clayton P. Shannon. The Nominating Committee took action by unanimous written consent on one occasion during the fiscal year ended December 31, 1996. The Nominating Committee recommends nominees to the Board of Directors of the Company. For information regarding the Nominating Committee's consideration of nominees recommended by the Company's stockholders, see "-- Election of Directors" above. The members of the Employee Indemnification Committee are Carl L. Valdiserri (Chairman), Louis D. Camino and Gary P. Latendresse. The Employee Indemnification Committee took action by unanimous written consent on one occasion during the fiscal year ended December 31, 1996. The Employee Indemnification Committee determines whether to indemnify employees of the Company (other than officers and directors of the Company) against liabilities and claims arising out of employment with the Company.


     On August 1, 1996, Messrs. Malenick and Klisares, President and Executive Vice President of Worthington, respectively, resigned as members of the Board of Directors. Prior to their resignations, Mr. Malenick was a member of the Executive Committee, the Nominating Committee, and was chairman of the Compensation Committee. Mr. Klisares was a member of the Audit Committee. See "Certain Relationships and Related Transactions -- Worthington Industries, Inc."


COMPENSATION OF DIRECTORS

     General. Directors of the Company who are employees of the Company do not receive any compensation for being directors. Each director of the Company who is not an employee of the Company is entitled to receive (i) an annual director's fee of $15,000, payable in quarterly installments, (ii) $1,000 for attendance at each meeting of the Board of Directors, (iii) $500 for attendance at each meeting of a standing committee of which he is a member, but not the chairman, that is held in conjunction with any annual, regular or special meeting of the Board of Directors and $1,000 for attendance at each such committee meeting that is not held in conjunction with any annual, regular or special meeting of the Board of Directors, and (iv) $1,000 for chairing each meeting of a standing committee of which he is the chairman that is held in conjunction with any annual, regular or special meeting of the Board of Directors and $1,500 for chairing each such committee meeting that is not held in conjunction with any annual, regular or special meeting of the Board of Directors. Mr. Pestillo and former directors Klisares and Malenick requested that they not be paid any cash compensation based upon their status as directors. Each director who is not an employee of the Company also is entitled to be reimbursed for expenses incurred in connection with the business and affairs of the Company. Messrs. Pestillo, Klisares and Malenick requested that they not be reimbursed for expenses incurred by them while acting as directors.

     Outside Director Equity Plan. The Company's Outside Director Equity Plan ("ODEP") provides for the granting of stock awards and stock options to Eligible Directors. An "Eligible Director" is a member of the Board of Directors who is not an employee of the Company or an affiliate of the Company (an "Outside Director"), except that an Eligible Director who is an employee of an entity that is an affiliate of the Company other than by virtue of the Company's control of such entity may participate in the ODEP if such director is otherwise an Outside Director and participated in no equity-based plan (other than the ODEP) of the Company or any subsidiary thereof. The ODEP also provides, under certain circumstances, that Eligible Directors may elect to receive all or a portion of their retainer in the form of Class A Common Stock.

     The ODEP provides for the issuance of up to 100,000 shares of Class A Common Stock. The shares of Class A Common Stock available under the ODEP are offered and issued directly by the Company. No fees or commissions are charged by the Company in connection with stock awards and stock options under the ODEP.

     Under the terms of the ODEP, as of the date of each annual meeting of the Company's stockholders (each an "Annual Meeting"), each Eligible Director is entitled to receive an option to purchase shares of Class A Common Stock, pursuant to the formula set forth below, unless such director was elected, appointed or otherwise becomes an Eligible Director during the 60-day period prior to the Annual Meeting in any year, in which case such Eligible Director will not receive any options with respect to that Annual Meeting. In addition, each Eligible Director receiving options with respect to an Annual Meeting must continue to serve as a director of the Company after such Annual Meeting. The number of shares of Class A Common Stock subject to an option is based on income before income taxes (as reported in the Company's Consolidated Statement of Operations with certain adjustments) that meets certain targeted percentages of sales for the Company's most recently completed calendar year ("Annual Return on Sales") as follows:

ANNUAL RETURN ON SALES            NUMBER OF SHARES
----------------------            ----------------
    0 to 2.3%                               0
   2.3 to 4.6%                            500
   4.6 to 6.9%                          1,000
  6.9% and above                        1,500


     On December 2, 1994, Mr. Pestillo requested that he be excluded from participation in the ODEP until further notice. As of March 14, 1997, Mr. Pestillo had not requested that the Company include him in the ODEP. Under the ODEP, in 1996, Messrs. Klisares, Lobbia, Malenick and Shannon were each granted options to purchase 1,500 shares of Class A Common Stock. Except for the options described above, no options have been granted under the ODEP in 1996. On August 1, 1996, Messrs. Klisares and Malenick each forfeited their option to purchase 2,125 shares of Class A Common Stock that were not vested on the date of their resignation from the Board of Directors.



     Under the ODEP, 25% of the options granted are exercisable on the date the options are granted and, assuming the director remains a member of the Board, an additional 25% of the options become exercisable each succeeding December 31. The exercise price may be paid, in whole or in part, (i) in cash, (ii) in whole shares of Class A Common Stock, valued at their then Fair Market Value (as defined in the ODEP), (iii) through the withholding of shares issuable upon exercise of the option, or (iv) by a combination of such methods of payment. The Company may enter into any arrangement permitted under applicable laws (but only to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to facilitate the "cashless" exercise of any option.

     Generally, an option may be exercised by an Eligible Director during the period that director remains a member of the Board of Directors and for a period of five years following retirement. However, only those options exercisable at the date of retirement may be exercised during the period following retirement and in no event will the options be exercisable more than ten years after the date of the grant. In the event of the death of an Eligible Director, the options shall be exercisable only within 12 months succeeding the date of death. However, only those options exercisable at the date of the Eligible Director's death may be exercised during the period following death and in no event shall the options be exercisable more than ten years after the date of grant. The exercise price of each option is 100% of the Fair Market Value of the Class A Common Stock subject to an option on the date the option is granted.



     On the last day of the month immediately following each calendar quarter, each Eligible Director is entitled to receive a stock award under the ODEP. The number of shares of Class A Common Stock awarded to each Eligible Director is based on income before income taxes (as reported in the Company's Consolidated Statement of Operations with certain adjustments) that meets certain targeted percentages of sales for the Company's most recently completed calendar quarter ("Quarterly Return on Sales") as follows:


QUARTERLY RETURN ON SALES            NUMBER OF SHARES
-------------------------            ----------------
     0 to 2.3%                                 0
    2.3 to 4.6%                               83
    4.6 to 6.9%                              167
  6.9% and above                             250

     Under the ODEP, in 1996, Messrs. Lobbia and Shannon were each awarded 500 shares of Class A Common Stock, Mr. Fanello was awarded 167 shares of Class A Common Stock and Messrs. Klisares and Malenick were each awarded 333 shares of Class A Common Stock. The awards were made at 100% of the Fair Market Value of the Class A Common Stock on the dates the shares were awarded.

     An Eligible Director may irrevocably elect (the "Equity Election"), six months prior to each April 30, July 31, October 31 and January 31 (each such date, a "Retainer Payment Date"), to receive all or a portion of the amounts paid by the Company to such Eligible Director as an annual retainer for services to be rendered as a member of the Board of Directors during any fiscal year of the Company, in the form of Class A Common Stock. If the retainer of an Eligible Director is increased subsequent to the Equity Election, such election shall apply to the amount of such increase. On the applicable Retainer Payment Date, the Eligible Director will receive a number of shares of Class A Common Stock equal to (i) the portion of the retainer specified in the Equity Election divided by (ii) the Director Purchase Price. "Director Purchase Price" means 100% of the Fair Market Value of one share of Class A Common Stock as of the Retainer Payment Date.


     An optionee may make payment of the option price for a nonqualified option by delivering shares of Class A Common Stock to the Company or electing to have shares issuable upon exercise withheld by the Company. In the event that payment of the option price is made by delivering shares to the Company, the optionee generally will not recognize any gain with respect to the exchanged shares, and special rules will apply in determining the basis of the new shares received. In addition, the fair market value of the additional shares received by the optionee will be taxable as ordinary income. The optionee's holding period in the exchanged shares received will include his or her holding period in the shares delivered in exchange therefor. In the event that shares issuable upon exercise are withheld by the Company in payment of the option price, the fair market value of the additional shares received by the optionee will be taxable as ordinary income.


     The Company's Board of Directors or the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") may terminate, suspend, modify or amend the ODEP at any time, provided that such amendment does not impair the rights of an optionee or recipient with respect to any stock award or stock option previously granted under the ODEP and that stockholder approval is required to the extent necessary to comply with applicable provisions of Section 16 of the Exchange Act (or Rule 16b-3 thereunder) or any other requirement of applicable law or regulation. Notwithstanding the foregoing, the provisions of the ODEP with respect to eligibility for participation or the timing or amounts of grants of stock awards or stock options may not be amended more than once every six months (other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended).

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer (the "CEO") of the Company and each of the four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year, other than the CEO (collectively referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                         ANNUAL COMPENSATION              NUMBER OF
                                --------------------------------------    SECURITIES
       NAME AND                                           OTHER ANNUAL    UNDERLYING       ALL OTHER
  PRINCIPAL POSITION    YEAR     SALARY        BONUS(1)   COMPENSATION     OPTIONS      COMPENSATION(2)
  ------------------    ----     ------        --------   ------------    ----------    ---------------
Carl L. Valdiserri....  1996    $275,000(3)    $116,000       --               --           $11,202
  Chairman and Chief    1995     270,833        260,000       --               --            18,087
  Executive Officer     1994     250,000        225,000       --               --            14,307
Louis D. Camino.......  1996     235,000(3)      83,000       --            6,000            11,317
  President and Chief   1995     233,333        265,000       --            9,000            17,537
  Operating Officer     1994     215,000        203,000       --               --            14,262
Gary P. Latendresse...  1996     165,000(3)      62,000       --            6,000             8,283
  Vice President and    1995     162,500        192,000       --            5,000            15,886
  Chief Financial
     Officer            1994     150,000        148,000       --               --            11,535
Dennis T. Crosby......  1996     140,000(3)      28,200       --            3,000             7,024
  Vice President,       1995     139,167         82,500       --            4,000            15,492
  Engineering and       1994     130,000         62,700       --               --             9,997
  Technology
William E.
  Hornberger..........  1996     130,000         37,000       --            4,000             6,524
  Vice President,       1995     130,000        118,000       --            4,000            14,457
  Employee Relations    1994     115,000         96,000       --               --             7,406
  and Public Affairs


-------------------------
(1) Amounts awarded pursuant to the Company's Incentive Compensation Plan.

(2) All Other Compensation consists of employer contributions to the Company's Savings Plan for Salaried Employees and life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(3) No salary adjustments were granted in 1996 to the Named Executive Officers. The apparent increases to the salaries of Messrs. Valdiserri, Camino, Latendresse and Crosby are the result of the annualized effect of increases granted in 1995.

INDIVIDUAL OPTION GRANTS IN 1996


     The Company adopted a stock incentive plan (the "Stock Incentive Plan") in 1994 under which key employees can be granted stock options, stock appreciation rights, restricted stock and performance share awards. The following table sets forth information with respect to all stock options granted by the Company to the Named Executive Officers during 1996 under the Stock Incentive Plan.


                             OPTION GRANTS IN 1996

                                                   Percent of
                                    Number of     Total Options
                                    Securities     Granted to
                                    Underlying      Employees      Exercise or
                                     Options        in Fiscal      Base Price     Expiration     Grant Date
           Executive                Granted(1)        Year          Per Share      Date(2)        Value(3)
           ---------                ----------    -------------    -----------    ----------     ----------
Carl L. Valdiserri..............          0            0.0%          $    --             --        $    --
Louis D. Camino.................      6,000            5.8            23.750       01/01/06         62,471
Gary P. Latendresse.............      6,000            5.8            23.750       01/01/06         62,471
Dennis T. Crosby................      3,000            2.9            23.750       01/01/06         31,235
William E. Hornberger...........      4,000            3.9            23.750       01/01/06         41,647

-------------------------
(1) Includes options which qualify as incentive stock options under Section 422 of the Code and options which do not so qualify.

(2) Outstanding options expire ten years after the date of grant, if not earlier due to death, retirement, disability or termination of employment.


(3) Based on the Black-Scholes option pricing model using the following assumptions: (a) 7-year option term; (b) 5.49% risk-free interest rate; (c) 32.7359% volatility; and (d) 0.5053% dividend yield. Actual gain, if any, is dependent upon the actual performance of the shares of Class A Common Stock underlying these options and there is no assurance that the amounts shown in this column will be achieved.


AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     No option held by Named Executive Officers was exercised during 1996. The following table sets forth information with respect to each Named Executive Officer's holdings of unexercised stock options at December 31, 1996.

                            OPTION EXERCISES IN 1996

                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES                    OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                         ACQUIRED ON     VALUE      ----------------------------    ----------------------------
       EXECUTIVE          EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
       ---------         -----------    --------    -----------    -------------    -----------    -------------
Carl L. Valdiserri.....       0            $0              0               0            $0              $0
Louis D. Camino........       0             0          9,750           5,250             0               0
Gary P. Latendresse....       0             0          6,750           4,250             0               0
Dennis T. Crosby.......       0             0          4,500           2,500             0               0
William E.
  Hornberger...........       0             0          5,000           3,000             0               0

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee has the responsibility to review and determine compensation and benefits for all officers of the Company. It is also responsible for the determination of executive compensation programs and the award of incentive payments and stock options under those programs. In addition, the Compensation Committee reviews compensation and benefit programs applying to all non-represented salaried employees and represented hourly and salaried employees.

The Compensation Committee consists of three directors, none of whom is or has been an employee of the Company or is eligible to participate in the Company's executive compensation programs other than the ODEP.

     Philosophy. The Compensation Committee's policies on executive compensation are designed to attract, retain and motivate executives by providing competitive levels of compensation that integrate the Company's annual and long-term performance goals, reward strong corporate performance, recognize individual initiative and achievements, and enhance stockholder value.


     The Compensation Committee reviews, among other things, survey data provided by independent, nationally recognized compensation consulting firms for both the steel industry and general industry. In particular, the Compensation Committee considers compensation data with respect to a peer group of steel producers with annual revenues of up to $1.5 billion and a peer group comprised of the members of the common stock peer group. See "-- Common Stock Performance" on page 15. In determining the common stock peer group for the Common Stock Performance graph, the Compensation Committee approved management's selection of companies with comparable products, markets, customers or revenues. The two compensation peer groups provide the Compensation Committee with competitive data on companies of comparable size and markets.


     The Compensation Committee targets total cash compensation at levels generally comparable to the compensation peer groups. Executive compensation is weighted heavily toward programs contingent upon the Company's financial performance. The Compensation Committee also believes that stock ownership by employees and stock-based compensation programs are beneficial in aligning the interests of employees and stockholders.

     Components of Executive Officer Compensation. Executive officer compensation includes base salary, quarterly incentive cash compensation, long-term stock-based compensation and a broad-based benefits program.

     The base salaries of executive officers are targeted below the median of the compensation peer groups of companies, subject to variation by individual executive based on individual performance. Incentive cash compensation provides a performance-sensitive compensation opportunity for the Company's executives above the median of the peer groups. It is the Compensation Committee's intent to set base compensation at levels so that when the Company performs well, the incentive compensation payments would put Company officers above the median level of cash compensation being paid to officers of the compensation peer groups. Conversely, when the Company performs poorly, total cash compensation would fall below the median compensation level.

     No base salary adjustments were granted to the Named Executive Officers in 1996. The apparent increases to the base salaries of certain Named Executive Officers are the result of the annualized effect of increases granted in 1995.

     Incentive cash compensation is based upon measured financial results of the Company. Under the Company's Incentive Compensation Plan (the "Incentive Compensation Plan"), the amount set aside for awards each quarter is a percentage of the Company's income before income taxes (as reported in the Company's Consolidated Statement of Operations with certain adjustments). In the aggregate, the Named Executive Officers experienced a 67.7% reduction in the amount of incentive compensation received in 1996 when compared to 1995. In determining the 1996 incentive compensation awards, the Compensation Committee considered the Company's 1996 financial performance (income), specific business performance and the individual executive's contribution to the same.


     The Company adopted the Stock Incentive Plan in 1994 to link executive compensation to the Company's Class A Common Stock share price and to increase long-term retention of key employees. In 1996, the Compensation Committee approved the grant of stock options under the Stock Incentive Plan to the Named Executive Officers and other key managers of the Company. The awards were targeted at or about the middle of the range of long-term incentive compensation paid to executive officers in the compensation peer groups as determined by the Compensation Committee's review of survey data. At Mr. Valdiserri's request, due to his significant equity holdings in the Company, the Compensation Committee did not grant any options to Mr. Valdiserri.

     The executive officers participate in a broad-based benefits program including a pension plan, health care coverage, life insurance, disability benefits and a tax-deferred savings plan.

     Performance of the CEO. The Compensation Committee's review of the compensation of the Chief Executive Officer, Carl L. Valdiserri, considered data presented by the Company's compensation consultants regarding the base salary, total cash compensation and total direct compensation of chief executive officers of the compensation peer groups and in the general industry. The data indicate that the base salary of Mr. Valdiserri is below the median of the chief executive officers of the compensation peer groups and general industry. Consistent with the Company's philosophy that the CEO's total compensation should be heavily dependent upon the Company's financial performance, a significant portion of Mr. Valdiserri's total compensation is targeted to incentive compensation. For 1996, Mr. Valdiserri's incentive compensation dropped 55.4% from the 1995 level which was limited by the Compensation Committee at Mr. Valdiserri's request due to his significant equity holdings in the Company.


     Deductibility of Compensation. Effective January 1, 1994, the Internal Revenue Service, under Section 162(m) of the Code, will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1 million, subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162(m) limitation with respect to an executive will be exceeded and whether the Company's deductions for compensation paid in excess of the $1 million cap will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the Stock Incentive Plan, the Company intends to comply with the "performance-based" requirements so that compensation attributable to such options will not be subject to any deductibility restriction. As to other compensation, it is not expected that compensation to executives of the Company will exceed the Section 162(m) limitation in the foreseeable future (and no officer of the Company received compensation in 1996 which resulted, under Section 162(m), in the non-deductibility of such compensation to the Company). If, however, any compensation does exceed the Section 162(m) limitation, the Company will attempt to structure any such compensation in a manner to cause such compensation to be exempt from the Section 162(m) limitation.


                                          COMPENSATION COMMITTEE

                                          John E. Lobbia, Chairman
                                          Dominick C. Fanello
                                          Peter J. Pestillo

COMMON STOCK PERFORMANCE

     The following graph compares the cumulative return from investing $100 at March 31, 1994, in the Company's Class A Common Stock, the S&P 500 index of companies, the S&P Steel Index and a peer group of integrated steel companies selected by management and comprised of Inland Steel Industries, National Steel Corporation, AK Steel Holding Corporation, Weirton Steel Corporation and WHX Corporation, with dividends assumed to be reinvested when received. The Company's Class A Common Stock began trading on the NYSE on March 29, 1994.

                             PERFORMANCE COMPARISON

  MEASUREMENT PERIOD        ROUGE       S & P 500     PEER GROUP   S & P STEEL       BASE
 (FISCAL YEAR COVERED)      STEEL                                     INDEX       (MARCH 31)
MAR 31                         100.00        100.00        100.00        100.00        100.00
JUN 30                         125.00        100.43        112.88        103.72        100.00
SEP 30                         136.63        105.34        131.30        114.38        100.00
DEC 31                         134.30        105.32        113.99         98.00        100.00
MAR 31                         113.95        115.54         99.58         93.94        100.00
JUN 30                         108.47        126.54        102.01         94.14        100.00
SEP 30                         108.56        136.61         93.17         81.27        100.00
DEC 31                         111.04        144.83         97.03         90.86        100.00
MAR 31                         103.58        152.60        104.62         92.84        100.00
JUN 30                         100.79        159.44         91.36         81.76        100.00
SEP 30                         102.11        164.37         92.29         80.28        100.00
DEC 31                          98.73        178.06         91.37         91.01        100.00

                                       1994                                    1995                                1996
                       -------------------------------------   -------------------------------------   ----------------------------
                       MARCH 31   JUNE 30   SEPT 30   DEC 31   MARCH 31   JUNE 30   SEPT 30   DEC 31   MARCH 31   JUNE 30   SEPT 30
                       --------   -------   -------   ------   --------   -------   -------   ------   --------   -------   -------
Rouge Steel..........   100.00    125.00    136.63    134.30    113.95    108.47    108.56    111.04    103.58    100.79    102.11
S&P 500..............   100.00    100.43    105.34    105.32    115.54    126.54    136.61    144.83    152.60    159.44    164.37
Peer Group...........   100.00    112.88    131.30    113.99     99.58    102.01     93.17     97.03    104.62     91.36     92.29
S&P Steel Index......   100.00    103.72    114.38     98.00     93.94     94.14     81.27     90.86     92.84     81.76     80.28

                        1996
                       ------
                       DEC 31
                       ------
Rouge Steel..........   98.73
S&P 500..............  178.06
Peer Group...........   91.37
S&P Steel Index......   91.01


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During the year ended December 31, 1996, Carl L. Valdiserri, Chairman and Chief Executive Officer of the Company, attended Compensation Committee meetings to present management recommendations and answer questions with respect to executive compensation. No other member of the Board of Directors who is also an officer or employee of the Company participated in any such meetings. On August 1, 1996, Mr. Malenick, a member of the Compensation Committee and the president and a director at Worthington, resigned from the Board of Directors of the Company. For a discussion of certain transactions between the Company and Worthington, see "Certain Relationships and Related Transactions -- Worthington Industries, Inc."


EMPLOYEE BENEFIT PLANS

     Pension Plan. The table below sets forth the estimated annual retirement benefits (contributory and noncontributory) payable on a straight life annuity basis to all eligible salaried employees, including employees who are officers, who meet the credited service requirement for retirement at age 65. Normal retirement benefits are not subject to deduction for Social Security benefits or other similar offset amounts.

     The formula used to determine contributory retirement benefits under the pension plan considers (i) the participant's final average pay, which is defined as the highest average monthly salary of any five consecutive December 31 dates of the last ten years that the participant is making contributions and (ii) the participant's contributory service. Average monthly salary is the base monthly salary prior to giving effect to any salary reduction pursuant to the Company's tax-efficient savings plan, and does not include bonuses or any other forms of supplemental compensation. Salary in excess of the limit set in Section 401(a)(17) of the Code is disregarded. The formula used to calculate noncontributory benefits considers the participant's non-contributory service and a flat benefit rate associated with that level of service.

                               PENSION PLAN TABLE

                                                   CREDITED YEARS OF SERVICE
     AVERAGE YEARLY        -------------------------------------------------------------------------
      COMPENSATION            5         10         15         20         25         30         35
     --------------        -------    -------    -------    -------    -------    -------    -------
$100,000.................  $ 8,500    $17,000    $26,000    $34,500    $43,000    $52,000    $60,500
 125,000.................   10,500     22,000     33,000     44,000     55,000     66,000     77,000
 150,000.................   13,000     26,500     40,000     53,500     66,500     80,000     93,500
 175,000 - 325,000.......   13,000     26,500     40,000     53,500     66,500     80,000     93,500

     At December 31, 1996, the CEO and each of the Named Executive Officers, other than Mr. Crosby, had seven credited years of service under the pension plan, and Mr. Crosby had 7.4 credited years of service under the pension plan.

     Profit Sharing Plans for Hourly and Salaried Employees. Under the Profit Sharing Plan for Hourly Employees and the Profit Sharing Plan for Salaried Employees, the Company is obligated to make payments to eligible employees, with respect to each calendar quarter, of a portion of income before income taxes (as reported in the Company's Consolidated Statement of Operations with certain adjustments) that meets certain targeted percentages of sales. The Company paid $4.2 million under these plans with respect to 1996.

     Savings Plan for Salaried Employees. Under the Rouge Steel Company Savings Plan for Salaried Employees, eligible salaried employees may make voluntary pre-tax contributions not to exceed 15% of the employee's base salary and after-tax contributions not to exceed 10% of the employee's base salary. Among the investment alternatives available to employees since February 1995 is the investment of all or a portion of their accounts in Class A Common Stock. The Company is obligated to match the employee's contributions up to 10% of the employee's base salary. The Company matches employee contributions in an amount ranging from 0% to 100% (depending on the Company's level of income before income taxes as a percentage of sales (as used in the profit sharing plans) during an applicable quarter) of the employee's pre- and after-tax contributions during the applicable month. Since February 1995, the Company's matching contributions have been made in Class A Common Stock.

     Incentive Compensation Plan. Under the Rouge Steel Company Incentive Compensation Plan, the officers and certain other salaried employees of the Company are eligible to receive quarterly incentive compensation payments for contributing to the success of the Company. Upon the recommendation of the Chief Executive Officer of the Company, at the end of each quarter, the Compensation Committee will determine the maximum total amount of all such awards to be made for the quarter, will act on the recommendation made by the Chief Executive Officer regarding officer awards, and will determine the Chief Executive Officer's award. The amount set aside each quarter is a percentage of the Company's income before income taxes (as reported in the Company's Consolidated Statement of Operations with certain adjustments).

     Stock Incentive Plan. Under the Stock Incentive Plan, a maximum of 400,000 shares of Class A Common Stock have been authorized for the granting of qualified incentive stock options ("ISOs"), nonqualified stock options ("NQSOs" and, together with ISOs, "Options"), stock appreciation rights ("SARs"), restricted stock awards ("RSAs") and performance share awards ("PSAs"). The shares of Class A Common Stock available under the Stock Incentive Plan will be offered and issued directly by the Company. No fees or commissions will be charged by the Company in connection with the awards. In no event may any employee receive Options, SARs, RSAs, PSAs or any combination thereof for more than 50,000 shares of Class A Common Stock over the life of the Stock Incentive Plan. As of December 31, 1996, Options totalling 196,075 shares were outstanding pursuant to the Stock Incentive Plan. The purposes of the Stock Incentive Plan are to align the interests of certain officers and employees of the Company with those of stockholders by rewarding long-term growth and profitability of the Company and to attract and retain individuals of experience and ability. All officers and employee-directors and certain other employees of the Company or its subsidiaries are eligible to participate under the Stock Incentive Plan, as deemed appropriate by the Compensation Committee.


EMPLOYMENT CONTRACTS

     The Company does not have employment contracts with its executive officers. Certain salaried employees of the Company, including the Named Executive Officers, are eligible to participate in the Company's Salaried Income Security Plan (the "SISP"). Under the SISP, eligible salaried employees are entitled to receive basic and supplemental benefits in the event of certain terminations of employment with the Company. In the event of such a termination, eligible salaried employees who have at least one full year of service are entitled to receive up to 12 months of base salary paid over up to 22 months depending on years of service at termination. Upon exhaustion of basic benefits under the SISP, eligible employees with more than 15 years of service are entitled to receive supplemental benefits equal to 50% of base salary plus 1% for each full year of service over 15 years. These supplemental benefits continue until reemployment, refusal to accept work, retirement or death. For purposes of basic and supplemental benefits under the SISP, base salary is the highest base salary received during the 12 months immediately preceding termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

RELATED PARTY TRANSACTIONS

     The Company believes that the transactions discussed below, as well as the terms of any future transactions and agreements (including renewals of any existing agreements) between the Company and its affiliates, are and will be at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors of the Company will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of the directors under Delaware General Corporation Law. In addition, the Company has established an Audit Committee, which consists of three independent directors. One of the responsibilities of the Audit Committee is to review related party transactions. See "Proposal No. 1 -- Election of Directors -- Meetings and Committees."

THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     On November 14, 1996, the Company, Carl L. Valdiserri and Worthington entered into an amended and restated stockholders agreement (the "Amended and Restated Stockholders Agreement").


     Under the Amended and Restated Stockholders Agreement, Worthington, Carl L. Valdiserri and the Company agreed that (i) without the prior written consent of a majority of Disinterested

Directors (as defined in the Company's Certificate), Worthington will not acquire or agree to acquire, directly or indirectly, any shares of Common Stock if, immediately after any such acquisition, the aggregate percentage of the total number of issued and outstanding shares of Common Stock ("Equity Holdings") held by Worthington and its affiliates would exceed 35%, except as a result of a recapitalization of the Company; (ii) during each twelve month period following November 14, 1996 (each such twelve month period, a "Restricted Period"), Mr. Valdiserri and his permitted transferees will not, with certain exceptions, transfer, offer to transfer or agree to transfer more than 18% of the Equity Holdings of Mr. Valdiserri and such permitted transferees during such Restricted Period unless Mr. Valdiserri gives Worthington 30 days' prior written notice; and (iii) (1) if and so long as Worthington owns at least 18% or 9% of the Company's outstanding Common Stock on a fully diluted basis, Mr. Valdiserri will vote his Common Stock in favor of two directors or one director, respectively, designated by Worthington and (2) if and as long as Mr. Valdiserri holds 27%, 18% or 9% of the Company's outstanding Common Stock on a fully diluted basis, Worthington will vote its shares of Common Stock in favor of three directors, two directors or one director, respectively, designated by Mr. Valdiserri. In 1996, Worthington converted 878,000 shares of Class B Common Stock into 878,000 shares of Class A Common Stock. Messrs. Malenick and Klisares, Worthington's designees on the Board of Directors, resigned their positions as directors of the Company and Worthington has notified the Company that it will not appoint designees to fill the resulting vacancies as long as any of the DECS (as defined herein) remain outstanding. Worthington has retained the right to appoint two designees as members of the Board of Directors after such time, which would be subject to the voting arrangements described above, and has retained a 19.9% voting interest in the Company on all matters.


     Under the Amended and Restated Stockholders Agreement, Mr. Valdiserri, Worthington and/or their permitted transferees collectively have four demand registration rights in certain circumstances with respect to their shares of Class A Common Stock. The demand registration rights described above are exercisable at any time. In addition, Mr. Valdiserri, Worthington and/or their permitted transferees have unlimited demand registration rights on Forms S-2 and S-3. Mr. Valdiserri, Worthington and/or their permitted transferees also have unlimited piggyback registration rights. The Company has agreed to pay any expenses (except all applicable underwriting discounts and commissions) incurred in connection with a registration requested under the Amended and Restated Stockholders Agreement, except that, with respect to the demand registration rights, reimbursement is required only where the expected purchase price of the registrable securities exceeds $5 million and, in the case of registration rights on Form S-2 or S-3, only holders of 5% or more of the Company's Common Stock shall be reimbursed.

     The Amended and Restated Stockholders Agreement terminates (a) upon the consent of each of the parties; (b) upon the sale of all or substantially all of the assets of the Company and the distribution of the proceeds thereof to the stockholders at such time; (c) as to any share of Common Stock, when such share is transferred other than to permitted transferees; (d) as to any party, when such party ceases to hold any Common Stock (or any legal or beneficial interest therein); or (e) on February 28, 2004, provided that certain expense and indemnification provisions survive.

WORTHINGTON INDUSTRIES, INC.

     The DECS. Pursuant to the terms of the 7 1/4% Exchangeable Notes due March 1, 2000 (the "Debt Exchangeable for Common Stock" or "DECS") of Worthington, Worthington may deliver to the holders of the DECS shares of Class A Common Stock, cash or a combination of cash and shares of Class A Common Stock. The Company has registered 5,999,600 shares of Class A Common Stock related to the DECS. The Company will not receive any of the proceeds from the sale of the DECS or delivery thereunder of shares of Class A Common Stock.

     Board Resignations and Class B Common Stock Conversion. Effective August 1, 1996, Messrs. Malenick and Klisares, the President and Executive Vice President of Worthington, respectively, resigned as directors of the Company. Worthington has informed the Company that it will not designate successors to fill the vacancies created by such resignations as long as any of the DECS remain outstanding and such seats are otherwise filled; however, it has, subject to the terms of the Amended and Restated Stockholders Agreement, reserved the right to designate nominees at such time as the DECS are no longer outstanding. In addition, in 1996 Worthington converted 878,000 shares of Class B Common Stock into 878,000 shares of Class A Common Stock which resulted in its owning 5,577,600 shares of Class A Common Stock and 422,000 shares of Class B Common Stock collectively representing 27.4% of the Company's Common Stock and a voting interest of 19.9%.



     Worthington Steel Purchase Agreement. In connection with the Acquisition, the Company entered into a steel purchase contract (the "Worthington Agreement") with Worthington. The Worthington Agreement terminates on December 31, 2003. The purchase price of the products supplied under the Worthington Agreement is set at a slight discount from the competitive market price for the same products with comparable quality and terms and the contract is subject to the Company's ability to deliver products on a timely basis which meet Worthington's specifications and are of acceptable quality. The Company and Worthington have agreed to this pricing arrangement to reflect Worthington's volume of purchases, product mix and certain other accommodations made by Worthington with respect to the Company's production scheduling requirements. Pursuant to the Worthington Agreement, the Company had sales to Worthington of approximately $159.0 million during 1996.


     Worthington Joint Ventures and Processing Arrangement. The Company has entered into a joint venture with Worthington with respect to Spartan Steel Coating, L.L.C. ("Spartan Steel"), which is constructing a cold rolled hot dipped galvanizing facility that will coat light gauge steel products to make them corrosion resistant. The Company expects to invest approximately $43 million in the Spartan Steel facility which is expected to be placed into service in mid-1998. The Company has also reached an agreement in principle to purchase for $6.5 million an 11% interest in TWB Company ("TWB"), an existing facility that produces laser welded blanks. TWB is presently structured as a joint venture between Worthington and Thyssen Stahl of Germany. The Company's participation in TWB is subject to the negotiation and execution of definitive documentation. In addition, the Company has negotiated a steel supply and toll coating agreement with Worthington with respect to Worthington's hot rolled hot dipped galvanizing line which is being constructed near Delta, Ohio.

DOEPKEN KEEVICAN & WEISS PROFESSIONAL CORPORATION

     Michael A. Weiss, the Secretary of the Company, is a director and a stockholder of the law firm of Doepken Keevican & Weiss Professional Corporation (DK&W), which firm has represented the Company since the Acquisition. DK&W is representing the Company on certain legal matters. During 1996, the Company paid an aggregate of approximately $1.0 million to DK&W for legal services and related costs and expenses.

            PROPOSAL NO. 2 -- RESTATED CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------


     The Board of Directors of the Company has approved the amendment and restatement of the Certificate to change the required number of directors of the Company and to delete certain super-majority voting provisions presently contained therein. The amendment of Section 1 of Article Seventh of the Certificate would change the required number of directors of the Company from nine to not less than six and not more than nine. This amendment is intended to conform the provisions contained in the Certificate to the provisions currently contained in Section 2.02 of the By-Laws which were amended by a unanimous vote of the entire board on September 27, 1996. In addition, the amendments to the Certificate would delete the provision contained in Section 5 of Article Seventh requiring approval of 80% of the Board of Directors to approve any amendment, alteration or repeal of, or the adoption of any provision inconsistent with the following Sections of the By-Laws:


          "SECTION 2.02 Number and Term of Office. Subject to the requirements of the laws of the State of Delaware and of the [Certificate] and except as otherwise provided in any resolution or resolutions adopted by the Board of Directors pursuant to the provisions of the [Certificate] relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors shall be not less than six and not more than nine. Each of the directors of the [Company] shall hold office until his successor shall be elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 2.03 Nominations for the Election of Directors. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation and otherwise subject to the rights of stockholders under the General Corporation Law of the State of Delaware, nominations for the election of directors shall be made by the Board or by any stockholder entitled to vote for the election of directors at a meeting but only if such stockholder complies with the requirements set forth in the following two sentences. Written notice of the nomination by such stockholder shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the [Company] not later than (i) with respect to an election to be held at an annual meeting of stockholders, on the date designated in Section 1.01 hereof, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting shall first be given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who shall make such recommendation and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the [Company] entitled to vote at such meeting; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are recommended by the stockholder; (d) such other information regarding each recommended person proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each such person been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent in writing of each such person to serve as a director of the [Company] if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not nominated in compliance with the foregoing procedure.

          SECTION 2.07 Vacancies, etc. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, in case of any increase in the number of directors, the additional director or directors, and, in case of any vacancy in the Board due to death, resignation, disqualification, removal or any other cause, the successor to fill the vacancy shall be elected by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who shall have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

          SECTION 2.14 Removal of Directors. A Director may be removed with cause, at any time, by the affirmative vote of stockholders of record of the [Company] holding of record a majority of the shares then entitled to vote at an election of Directors. In the case of the removal of a Director for cause, "Cause" is hereby defined as the willful and continuous failure substantially to perform one's duties to the [Company] or the willful engaging in gross misconduct materially and demonstrably injurious to the [Company].

          SECTION 2.15 Qualification of Directors. It shall be a qualification for membership on the Board of Directors that a director not be a member of the board of directors or an officer or employee of a competitor (or any affiliate of such competitor) of the [Company] or of a 5% or more stockholder (or affiliate of such 5% or more stockholder) of a competitor of the [Company]; provided, however, that this Section shall not apply to Worthington Industries, Incorporated and its affiliates.

          SECTION 14.01 Amendments. These By-Laws, as they shall be at any time, may be amended or repealed by the Board."


Finally, the amendment would delete the provision contained in Article Ninth of the Certificate requiring the affirmative vote of the holders of 80% or more of the combined voting power of the outstanding shares of Common Stock, voting together as a single class, to amend, alter or repeal, or adopt any provision that would be inconsistent with the following sections of the Certificate: (i)
Section 7 of Article Fourth which states that the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of Common Stock is required to approve certain business combinations; (ii)
Section 4 of Article Seventh which states, among other things, that the affirmative vote of 75% of the Board of Directors is required to elect the first successor to Carl L. Valdiserri as Chief Executive Officer and Chairman of the Company; and (iii) Article Ninth which states that the affirmative vote of 66 2/3% of the outstanding shares of Common Stock is required to amend the Certificate. The foregoing is a summary of the provisions proposed to be amended in the Certificate.


     The full text of such sections is set forth in the proposed restated Certificate (the "Restated Certificate") which is annexed hereto as Appendix A.


     The super-majority provisions contained in Section 5 of Article Seventh and Article Ninth of the Certificate and the super-majority provisions in the By-Laws were added during the negotiation of the recapitalization of the Company prior to its initial public offering in April 1994. At that time, Worthington, the Company, Carl L. Valdiserri and certain financial institutions agreed to adopt provisions in the Certificate pursuant to which Worthington, as a substantial stockholder of the Company, would have the ability to veto amendments to the Certificate through its substantial stockholdings and to certain provisions of the By-Laws through its representation on the Board of Directors. However, in 1996, Worthington decreased its voting interest in the Company to 19.9% by converting 878,000 shares of its Class B Common Stock to 878,000 shares of Class A Common Stock and relinquished its two positions on the Company's Board of Directors and in connection therewith, agreed to vote for the approval of the restatement of the Certificate thereby relinquishing its veto rights over amendments and alterations to the Certificate and By-Laws. While the Company does not presently have any intention to attempt to modify or amend any of the provisions contained in the Certificate or the By-Laws that are presently subject to the 80% voting thresholds described above, the Board of Directors believes it is in the best interest of the Company and its stockholders to remove the 80% voting thresholds presently required to be met to approve alterations and amendments to the Company's Certificate and certain provisions of the By-Laws.

     The proposed amendments and the restatement of the Certificate will not alter the rights of the Company's stockholders to vote on future amendments or prevent them from voting against any additional proposed changes to the Certificate or By-Laws. However, the Restated Certificate would permit a majority of the members of the Board of Directors to amend, alter or repeal the By-Laws and would permit 66 2/3% of the combined voting power of the Company's outstanding common stock to approve all amendments to the Restated Certificate.


     The amendment of (i) Section 1 of Article Seventh of the Certificate to change the required number of directors of the Company from nine to not less than six and not more than nine and (ii) Section 5 of Article Seventh requiring approval of 80% of the Board of Directors to amend certain provisions of the By-Laws requires the affirmative vote of 66 2/3% of the combined voting power of the outstanding shares of Common Stock of the Company. The amendment and restatement of the Certificate to delete the provision contained in Article Ninth requiring 80% of the combined voting power of the Company's outstanding Common Stock to amend certain provisions of the Certificate requires the affirmative vote of the holders of 80% or more of the combined voting power of the outstanding Common Stock. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposed amendments. Pursuant to the terms of the Amended and Restated Stockholders Agreement dated November 14, 1996, by and among the Company, Worthington and Carl L. Valdiserri, Worthington and Mr. Valdiserri agreed to vote all of their outstanding shares of Common Stock in favor of each proposed amendment contained in the Restated Certificate.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 2.


                PROPOSAL NO. 3 -- INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


     The accounting firm of Price Waterhouse LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 1997. Although the selection of accountants does not require ratification by the stockholders, the Board of Directors has directed that the appointment of Price Waterhouse LLP be submitted to stockholders for ratification due to the significance of the appointment by the Company. If the stockholders do not ratify the appointment of Price Waterhouse LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of Price Waterhouse LLP, which served as the Company's independent public accountants for the fiscal year ended December 31, 1996, is expected to be present at the Meeting and, if he or she so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 3.

                         HOLDING COMPANY REORGANIZATION
--------------------------------------------------------------------------------


     During the first half of 1997, the Company intends to adopt a holding company organizational structure (the "Reorganization"). Upon consummation of the Reorganization, the Company, as an operating subsidiary, will be held as a direct wholly-owned subsidiary of a holding company, a Delaware corporation. The holding company organizational structure would be implemented following approval by the Board of Directors without stockholder approval pursuant to Section 251(g) of the General Corporation Law of the State of Delaware. In connection with the Reorganization, each issued and outstanding share of the Company's Class A Common Stock and Class B Common Stock would be converted into and exchanged for a share of class A common stock or class B common stock, respectively, of the holding company (on a share-for-share basis) having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the shares of Class A Common Stock or Class B Common Stock of the Company being converted. In addition, the certificate of incorporation of the operating subsidiary will be amended to provide that any action to be taken by the operating subsidiary that would require the approval of its stockholders will also require the approval of the stockholders of the holding company.

                             SOLICITATION STATEMENT
--------------------------------------------------------------------------------

     All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company, by telephone, telegraph or personal contact, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares of Common Stock in the names of their nominees for their reasonable expenses in sending solicitation materials to their principals.

                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 9, 1997.


                                 OTHER MATTERS
--------------------------------------------------------------------------------

     So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                 ANNUAL REPORT
--------------------------------------------------------------------------------


     All stockholders of record as of March 14, 1997 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1996. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 (WITHOUT EXHIBITS) (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO STOCKHOLDERS OF RECORD ON THE RECORD DATE WHO MAKE WRITTEN REQUEST THEREFOR TO INVESTOR RELATIONS, ROUGE STEEL COMPANY, 3001 MILLER ROAD, P.O. BOX 1699, DEARBORN, MICHIGAN 48121-1699.


                                          By Order of the Company,

                                          MICHAEL A. WEISS
                                          Secretary

Dated: April 8, 1997

PROPOSED CERTIFICATE                                                  APPENDIX A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ROUGE STEEL COMPANY
--------------------------------------------------------------------------------

     ROUGE STEEL COMPANY (the "Corporation") a corporation originally incorporated under the same name on December 10, 1981 and organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as set forth in paragraph FOURTH of this Restated Certificate of Incorporation.

     SECOND: That at the Company's annual meeting of stockholders, the stockholders of the Corporation approved the adoption of this Restated Certificate of Incorporation.

     THIRD: That this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242, and 245 of the General Corporation Law of the State of Delaware.

     FOURTH: That the Certificate of Incorporation of the Corporation, as heretofore amended and supplemented and as further amended hereby, reads in its entirety as follows:

                                 ARTICLE FIRST
--------------------------------------------------------------------------------

     The name of the Corporation is:

                              ROUGE STEEL COMPANY

                                 ARTICLE SECOND
--------------------------------------------------------------------------------

     The registered office of the Corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent in charge thereof is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

                                 ARTICLE THIRD
--------------------------------------------------------------------------------

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH
--------------------------------------------------------------------------------

     SECTION 1. The total authorized capital stock of the Corporation is 96,690,400 shares, consisting of 8,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), and 88,690,400 shares of Common Stock, of which 80,000,000 shares shall be Class A Common Stock, $.01 par value per share ("Class A Common Stock"), and 8,690,400 shares shall be Class B Common Stock, $.01 par value per share ("Class B Common Stock").

     SECTION 2. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

     SECTION 3. The Class A Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FOURTH.

     SECTION 4. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be paid in cash or otherwise upon the Class A Common Stock and the Class B Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below with respect to each such class:

     (1) DIVIDENDS ON CLASS A COMMON STOCK.

     Dividends on Class A Common Stock may be declared and paid in cash or shares of Class A Common Stock only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the paid in surplus attributable to the Class B Common Stock. Dividends declared and paid with respect to shares of Class A Common Stock and any adjustments to surplus resulting from either (i) the repurchase or issuance of any shares of Class A Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Class A Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class A Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

     (2) DIVIDENDS ON CLASS B COMMON STOCK.

     Dividends on the Class B Common Stock may be declared and paid in cash or shares of Class A Common Stock only to the extent of the assets of the Corporation legally available therefor reduced by an amount equal to the paid in surplus attributable to the Class A Common Stock and only to the extent a dividend (equal to the per share dividend declared and paid to the holders of Class B Common Stock) is declared and paid on the Class A Common Stock. Dividends declared and paid with respect to shares of Class B Common Stock and any adjustments to surplus resulting from either (i) the repurchase of any shares of Class B Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amounts available for the payment of dividends on Class B Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class B Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

     SECTION 5. The holders of Class A Common Stock and Class B Common Stock shall vote together, with any other class or series of capital stock of the Corporation entitled to vote therewith, as a single class on all matters; provided, however, that, in addition to any other vote required, (i) any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class A Common Stock shall be subject to approval by both (A) the holders of a majority of the shares of Class A Common Stock and Class B Common Stock then outstanding, voting together, with any other class or series of capital stock of the Corporation entitled to vote therewith, as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class A Common Stock then outstanding, voting separately as a class; (ii) the holders of Class B Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class B Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class B Common Stock; (iii) any increase in the number of authorized shares of Class B Common Stock shall be subject to approval by both
(A) the holders of a majority of the shares of Class A Common Stock and Class B Common Stock then outstanding, voting together, with any other class or series of capital stock of the Corporation entitled to vote therewith, as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a class. Holders of Class A Common Stock or Class B Common Stock may not act by written consent in lieu of a meeting. Subject to adjustment pursuant to Section 10 of this Article Fourth, each holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, for each share of Class A Common Stock outstanding in his name on the stock transfer books of the Corporation and each holder of Class B Common Stock shall be entitled to 2.5 votes, in person or by proxy, for each share of Class B Common Stock outstanding in his name on the stock transfer books of the Corporation.

     SECTION 6. The affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, shall be required to approve, adopt or authorize any of the following actions:

     (i) a merger or consolidation of the Corporation with or into another person or entity;

     (ii) any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution or other disposition (in one transaction or a series of transactions) to or with any entity or person of all or substantially all the assets of the Corporation or of any Subsidiary (as defined in Section 7);

     (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

     (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction, that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or of securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any person or entity;

     (v) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

     (vi) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

     SECTION 7. Notwithstanding any other provisions of these Articles of Incorporation, the vote of stockholders of the Corporation required to approve any Business Combination (as hereinafter defined) shall be as set forth in this
Section 7.

     (i) In addition to any affirmative vote required by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Certificate of Incorporation, and except as otherwise expressly provided in clause (iii) of this Section 7:

          (a) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other entity (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (b) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (c) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (d) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or

          (e) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding Voting Stock (as defined above in Section 6), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

     (ii) The term "Business Combination" as used in this Section 7 shall mean any transaction that is referred to in any one or more of paragraphs (a) through
(e) of clause (i) of this Section 7.

     (iii) The provisions of clause (i) of this Section 7 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Certificate of Incorporation, if all the conditions specified in either of the following paragraphs (a) or (b) are met:

          (a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

          (b) all of the six conditions specified in the following clauses (1) through (6) shall have been met:

             (1) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

             (2) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock in exchange for all their shares of such Voting Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)
        (2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any share of such class or series of Voting Stock beneficially owned by the Interested Stockholder that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Stockholder, whichever is higher;

                (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

             (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder, and if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; provided, however, that this clause (3) shall not apply to (A) any shares of Common Stock acquired by Worthington Industries, Incorporated ("Worthington") or its Affiliates prior to the effective date of this Restated Certificate of Incorporation or (B) any shares of Common Stock purchased by Worthington or its Affiliates that would result in Worthington and its Affiliates owning an aggregate of not more than 35% of the total number (determined on a fully-diluted basis) of the issued and outstanding shares of Common Stock of the Corporation; and

             (4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                (A) within the two years prior to the Announcement Date except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the outstanding Preferred Stock or class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                (B) within the two years prior to the Announcement Date there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that resulted in such Interested Stockholder becoming an Interested Stockholder; provided, however, that this subclause (C) shall not apply to (I) any shares of Common Stock acquired by Worthington or its Affiliates prior to the effective date of this Restated Certificate of

           Incorporation or (II) any shares of Common Stock purchased by Worthington or its Affiliates that would result in Worthington and its Affiliates owning an aggregate of not more than 35% of the total number (determined on a fully-diluted basis) of the issued and outstanding shares of Common Stock of the Corporation; and

             (5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder and except in the ordinary course of business or as part of a supplier/customer relationship), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

             (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (iv) For purposes of this Section 7:

          (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

          (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or that:

             (1) is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the then outstanding Voting Stock; or

             (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the then outstanding Voting Stock; or

             (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c) A person shall be a "beneficial owner" of any Voting Stock:

             (1) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

             (2) that such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

             (3) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock, but excluding any such agreement, arrangement or understanding existing on the effective date of this Restated Certificate of Incorporation and as to which the Corporation is a party.

          (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this clause (iv), the number of shares of Voting Stock deemed to be outstanding shall include all shares deemed owned by such person through application of paragraph (c) of this clause (iv) but shall not include any other shares of Voting Stock that may be issuable to other persons upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1994.

          (f) "Subsidiary" shall mean any corporation a majority of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one of more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this clause (iv), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

          (g) "Disinterested Director" means any member of the Board of Directors of the Corporation who (1) is unaffiliated with, and not a nominee of, the Interested Stockholder proposing to engage in the Business Combination, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors and (2) is not an employee of the Corporation.

          (h) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States national securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          (i) "Announcement Date" means the date of first public announcement of the proposal of the Business Combination.

          (j) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

     (v) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 7, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person and
(d) whether the requirements of clause (iii) of this Section 7 have been met with respect to any Business

Combination; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 7.

     SECTION 8. CONVERSION OF CLASS B COMMON STOCK.

     (i) All or any of the shares of Class B Common Stock may be converted, at any time or from time to time in the discretion of the holders thereof into fully paid and nonassessable shares of Class A Common Stock in accordance with the Conversion Rate (as defined below).

     (ii) Upon the death or permanent disability (as defined in the manner set forth below) of Carl L. Valdiserri or if Carl L. Valdiserri voluntarily ceases to be employed as the Chairman of the Board of Directors of the Corporation, all shares of Class B Common Stock owned by any holder of shares of Class B Common Stock who has consented in writing to the conversion of such shares of Class B Common Stock pursuant to this Section 8(ii) shall be converted automatically into fully paid and nonassessable shares of Class A Common Stock in accordance with the Conversion Rate.

     (iii) Upon the Transfer (as defined below) of any shares of Class B Common Stock, such shares of Class B Common Stock shall be converted automatically into fully paid and nonassessable shares of Class A Common Stock in accordance with the Conversion Rate.

     (iv) For purposes of this Section 8:

          (a) "Conversion Rate" shall mean the number of shares of Class A Common Stock into which each share of Class B Common Stock shall be converted pursuant to this Section 8 determined as follows: Each share of Class B Common Stock shall be converted into one share of Class A Common Stock.

          (b) "Designated Transferee" means: (1) (A) members of Carl L. Valdiserri's immediate family (including parents, siblings, spouse and children, whether by birth or by adoption); (B) any one or more charitable or other trusts which are established in connection with the estate planning of Carl L. Valdiserri or in connection with Carl L. Valdiserri's estate, in each case where the beneficiaries of such trusts are the beneficiaries of Carl L. Valdiserri's estate; (C) any one or more trusts for the sole benefit of Carl L. Valdiserri or one or more of the persons referred to in clause (A) of this definition; (D) any corporation all of whose issued and outstanding voting capital stock is held legally and beneficially and of record by Carl L. Valdiserri; provided that in each case (i) Carl L. Valdiserri retains sole voting power with respect to the Class B Common Stock held by any person or entity referred to in clause (1)
     (A), (B), (C) or (D) of this definition and (ii) the person or entity referred to in clause (1) (A), (B), (C) or (D) of this definition consents to the conversion of any Class B Common Stock held by them pursuant to and upon the occurrence of the events defined in Section 8 (ii) of this Article; and (2) any Affiliate of Worthington.

          (c) "Affiliate" shall mean, as to any person, any other person that directly or indirectly controls, or is under common control with, or is controlled by, such person, and if such person is an individual, any member of the immediate family (including parents, siblings, spouse and children, whether by birth or by adoption) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          (d) "Transfer" shall mean the conveyance, sale, lease, assignment, granting of any lien on or other transfer or disposition of any share of capital stock of the Corporation (or any legal or beneficial interest therein), in each case other than to a Designated Transferee; provided, however, that a pledge of capital stock shall not be deemed a "Transfer" hereunder if the pledgor retains beneficial ownership of the stock and Carl L. Valdiserri retains sole voting power with respect to the stock, but any Transfer by the pledgee shall be deemed a Transfer within the meaning of this Section
     8. Any shares of capital stock of the Corporation held by a Designated Transferee that ceases to meet the definition of Designated Transferee set forth in paragraph (b) above shall be deemed to be the subject of a Transfer within the meaning of this Section 8 on the date such stockholder ceases to meet the definition of Designated Transferee.

          (e) A determination of permanent disability of Carl L. Valdiserri shall be established upon (1) any final judicial determination of the permanent disability or incapacity of Carl L. Valdiserri, (2) the delivery to the Corporation of a certificate of a qualified medical doctor, selected by the Board of Directors of the Corporation for such purpose, to the effect that Carl L. Valdiserri is unable to perform such duties of his office because of a permanent physical or mental incapacity or (3) any failure by Carl L. Valdiserri to make himself reasonably available for an examination by such medical doctor.

     (v) No fraction of a share of Class A Common Stock shall be issued in connection with the conversion of shares of Class B Common Stock into Class A Common Stock, but in lieu thereof, each holder of Class B Common Stock who would otherwise be entitled to a fractional interest of a share of Class A Common Stock shall receive a cash payment (without interest) (the "Fractional Payment") equal to the product of (A) the fraction of a share of Class A Common Stock to which such holder would otherwise have been entitled and (B) the Average Market Price Per Share of the Class A Common Stock on the Conversion Date (as defined below).

     (vi) No adjustments in respect of dividends shall be made upon the conversion of any shares of Class B Common Stock; provided, however, that if the Conversion Date with respect to Class B Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution notwithstanding the conversion of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

     (vii) At such time or times as any holder of Class B Common Stock exercises the right to cause all or any of the shares of Class B Common Stock to be converted into Class A Common Stock in accordance with clause (i) of this
Section 8, such holder shall give notice of such conversion to the Corporation,
Attention: Secretary, by mailing by first-class mail a notice of such conversion (the "Conversion Notice"), not less than ten (10) nor more than thirty (30) days prior to the date fixed for such conversion (the "Conversion Date").

     (viii) Before any holder of Class B Common Stock shall be entitled to receive certificates representing such shares of Class A Common Stock upon conversion of shares of Class B Common Stock as provided in this Section 8, such holder shall surrender to the Corporation certificates for such shares of Class B Common Stock, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation will, as soon as practicable after such surrender of certificates representing such shares of Class B Common Stock issue and deliver at the office of the transfer agent representing the Class A Common Stock to Carl L. Valdiserri or Worthington or any Designated Transferee, or to their nominee or nominees, certificates representing the number of shares of Class A Common Stock to which Carl L. Valdiserri or Worthington or any Designated Transferee shall be entitled as aforesaid.

     (ix) From and after any applicable Conversion Date or any automatic conversion described above, all rights of a holder of shares of Class B Common Stock which were converted into shares of Class A Common Stock shall cease except for (a) the right to receive certificates representing shares of Class A Common Stock as contemplated by clauses (i), (ii) and (iii) of this Section 8,

(b) the right to receive any Fractional Payment as contemplated by clause (v) of this Section 8 and (c) the right to dividends as provided in clause (vi) of this
Section 8.

     (x) At such time as any Conversion Notice is delivered with respect to any shares of Class B Common Stock, or at the time of the Conversion Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the automatic conversion of the number of shares of Class B Common Stock provided for in clause (ii) or (iii) of this Section 8 or to be specified in the applicable Conversion Notice, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock, by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation.

     (xi) The Conversion Rate shall be subject to adjustment from time to time as follows:

          (a) In case the Corporation shall (1) pay a dividend or make a distribution on its Class A Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Class A Common Stock except upon the occurrence of a contingency, (2) subdivide its outstanding shares of Class A Common Stock into a greater number of shares or (3) combine its outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the Conversion Rate in effect immediately prior thereto shall be adjusted retroactively so that the holder of any shares of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock of the Corporation and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Class B Common Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph
     (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Corporation shall issue rights or warrants to all holders of its Class A Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the current market price per share (determined as provided below) of the Class A Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock that the aggregate of the offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Class A Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate that would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of

     Class A Common Stock actually delivered upon the exercise of such rights or warrants, rather than upon the number of shares of Class A Common Stock offered for subscription or purchase. For the purposes of this subparagraph
     (b), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

          (c) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (a) and (b) above), then in each such case the Conversion Rate shall be adjusted retroactively so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Class A Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Class A Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (d) For the purpose of any computation under subparagraphs (b) and
     (c), the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing with the 30th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange, in the NASDAQ National Market System or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange or quoted in the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

          (e) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided further, however, that any adjustments which by reason of this subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this clause (xi) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (f) Whenever the Conversion Rate is adjusted as provided in any provision of this clause (xi):

             (1) the Corporation shall compute the adjusted Conversion Rate in accordance with this clause (xi) and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Class B Common Stock; and

             (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to each holder of record of Class B Common Stock at such holder's address as it shall appear upon the stock transfer books of the Corporation.

          (g) In the event that at any time, as a result of any adjustment made pursuant to this clause (xi), the holder of any shares of Class B Common Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Class A Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Class B Common Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this clause (xi) with respect to the Class A Common Stock.

     (xii) In case of any reclassification of the Class A Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Class A Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Class B Common Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of Class B Common Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

     (xiii) The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Class B Common Stock, such number of shares of its Class A Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Class A Common Stock if at any time the number of shares of Class A Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Class B Common Stock.

     If any shares of Class A Common Stock required to be reserved for purposes of conversion of the Class B Common Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Class A Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Class A Common Stock issuable upon conversion of the Class B Common Stock.

     The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Class A Common Stock (or other securities or assets) in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     Before taking any action that would cause an adjustment reducing the Conversion Rate, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate as so adjusted.

     (xiv) In case:

          (a) the Corporation shall (1) declare any dividend (or any other distribution) on its Class A Common Stock, other than (A) a dividend payable in shares of Class A Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of ten percent (10%) of the then outstanding shares of Class A Common Stock; or

          (b) the Corporation shall authorize the granting to the holders of Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (a)(1)(B) of clause (xi) of this Section 8; or

          (c) of any reclassification of Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or other property; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Class B Common Stock, and shall cause to be mailed to each holder of record of the outstanding Class B Common Stock, at such holder's address as it shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but neither the failure so to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     SECTION 9. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts to which they are entitled, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders, ratably in proportion to the number of shares held by them, respectively, together with any other stockholder entitled to participate in such liquidation, dissolution or winding up on a parity with the Class A Common Stock and the Class B Common Stock.

     SECTION 10. SUBDIVISION OR COMBINATION.

          (1) If the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common Stock or Class B Common Stock, or pay a stock dividend in shares of any class to holders of that class, the per share voting rights specified in Section 5 of this Article Fourth of Class B Common Stock relative to Class A Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any class. Distribution by the Corporation of shares of any class of its common stock as a dividend on any other class of its common stock shall not require an adjustment pursuant to this Section 10.

          (2) The determination of any adjustment required under this Section 10 shall be made by the Corporation's Board of Directors; any such determination shall be binding and conclusive upon all holders of shares of all classes of the Corporation's common stock. Following any such determination, the Secretary of the Corporation shall maintain a record of any such adjustment.

     SECTION 11. Any Preferred Stock, Class A Common Stock or Class B Common Stock, authorized hereunder or under any amendment hereof, in the discretion of the Board of Directors, may be issued, except as herein otherwise provided, in payment for property or services, or as bonuses to employees of the Corporation or employees of subsidiary companies, or for other assets or securities including cash, necessary or desirable, in the judgment of the Board of Directors, to be purchased or acquired from time to time for the Corporation, or for any other lawful purpose of the Corporation.

     SECTION 12. If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

                                 ARTICLE FIFTH
--------------------------------------------------------------------------------

     The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH
--------------------------------------------------------------------------------

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                ARTICLE SEVENTH
--------------------------------------------------------------------------------

     SECTION 1. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of Directors of the Corporation shall be not less than six and not more than nine. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, in case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may, and the stockholders shall not be entitled to, elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant and until his successor shall be duly elected and qualified.

     SECTION 2. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes:
Class I, Class II and Class III. Within the limits specified in this Article Seventh and the By-Laws of the Corporation, the number of directors in each class shall be determined by resolution of the Board of Directors; provided, however, that the number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The terms of office of the classes of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I at the annual meeting held in 1994, Class II at the annual meeting held in 1995 and Class III at the annual meeting held in 1996, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual meeting, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 3. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     SECTION 4. If Carl L. Valdiserri voluntarily ceases to be employed as Chief Executive Officer of the Corporation and voluntarily elects not to remain as Chairman of the Board of Directors of the Corporation, then the first and only the first successor to Carl L. Valdiserri as Chief Executive Officer and Chairman of the Board shall be chosen by a vote of 75% of the entire Board of Directors, but excluding Carl L. Valdiserri and his designees on the Board of Directors. If Carl L. Valdiserri continues to be Chairman of the Board of Directors of the Corporation, (i) the first and only the first successor to Carl
L. Valdiserri as the Chief Executive Officer of the Corporation shall be chosen by a vote of 75% of the entire Board of Directors, including Carl L. Valdiserri and his designees on the Board of Directors; and (ii) the first and only the first successor to Carl L. Valdiserri as Chairman of the Board shall be chosen by a vote of 75% of the entire Board of Directors, including Carl L. Valdiserri and his designees on the Board of Directors.

     SECTION 5. In furtherance, and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

          (a) To make, alter, amend and repeal the By-Laws of the Corporation.

          (b) To remove at any time any officer elected or appointed by the Board of Directors. Any other officer or employee of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

          (c) From time to time to fix and to vary the sum to be reserved over and above its capital stock paid in before declaring any dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in this Certificate or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and neither the stocks, bonds, or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Corporation's capital stock as provided by law.

          (d) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

          (e) The Corporation may by its By-Laws confer upon the Directors powers and authorities additional to the foregoing and to those expressly conferred upon them by statute.

                                 ARTICLE EIGHTH
--------------------------------------------------------------------------------

     Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide, and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.

                                 ARTICLE NINTH
--------------------------------------------------------------------------------

     In addition to any requirement of law and any other provision of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Seventh of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal this Certificate of Incorporation. Subject to the foregoing provisions of this Article Ninth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner, now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, Rouge Steel Company has caused this Certificate to be
signed and attested by its duly authorized officers, this      day of
          , 1997.

                                          By:
                                            ------------------------------------
                                            Name: Gary P. Latendresse
                                            Title:  Vice President and
                                                    Chief Financial Officer

ATTEST:

---------------------------------------------------
             Secretary

PROXY                         ROUGE STEEL COMPANY
                                3001 MILLER ROAD
                            DEARBORN, MICHIGAN 48121

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROUGE STEEL
                                    COMPANY.

   Phyllis J. Holmes and Michael C. Tuomey and each of them, with full power of substitution, are hereby appointed the proxies of, and authorized to represent, the undersigned and to vote all of the shares of common stock of Rouge Steel Company entitled to be voted by the undersigned as of March 14, 1997 as directed below and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders (the "Meeting") to be held at the Gate 2 Training Center, Rouge Steel Company, Dearborn, Michigan 48121, on Thursday, May 8, 1997 at 10:00 a.m. and at any adjournment thereof as if the undersigned were present and voting at the Meeting.

   Whether or not you expect to attend the Meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

   IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

Item 1 -- Election of the following nominees for Class III Directors: Carl L. Valdiserri and Clayton P. Shannon.

           [ ] FOR all nominees                      [ ] WITHHOLD AUTHORITY
               with exceptions listed                    FOR ALL NOMINEES


       Withhold for the following nominee(s) only (To withhold authority to vote for any nominee, write that nominee's name in the space below.)

Item 2 -- Amendment and restatement of the Certificate of Incorporation.

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

Item 3 -- Ratification of appointment of Price Waterhouse LLP as independent public accountants for the year ending December 31, 1997.

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

Please date and sign this proxy exactly as your name appears on the reverse side of this proxy and return it promptly in the postage-paid return envelope. When shares are held by joint tenants, both should sign. If a corporation, please sign the full corporate name by an authorized officer. If a partnership, please sign the partnership name by an authorized person.

The undersigned hereby acknowledge(s) receipt of Rouge Steel Company's Annual Report to Shareholders and of the notice of the Annual Meeting of Stockholders and Proxy Statement relating to the Meeting.

Date:                   , 1997
     -------------------


----------------------------------------
Signature


----------------------------------------
Signature

PLEASE MARK, SIGN AND DATE THIS PROXY PROMPTLY AND MAIL IT IN THE ENCLOSED ENVELOPE. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.